THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”) OR ANY STATE SECURITIES LAW AND THUS MAY NOT BE SUBSEQUENTLY OFFERED, SOLD OR OTHERWISE TRANSFERRED, PLEDGED OR HYPOTHECATED UNTIL (A) REGISTERED UNDER THE SECURITIES ACT AND REGISTERED OR QUALIFIED PURSUANT TO ANY APPLICABLE STATE SECURITIES LAW OR, (B) THE MAKER IS IN RECEIPT OF AN OPINION OF COUNSEL IN FORM AND SUBSTANCE SATISFACTORY TO IT, THAT SUCH OFFER, SALE OR TRANSFER, PLEDGE OR HYPOTHECATION IS EXEMPT FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND ANY APPLICABLE STATE SECURITIES LAW.

NON-NEGOTIABLE
CONVERTIBLE PROMISSORY NOTE

June 12, 2008	US$ 5,500,000

For value received, GPS Industries, Inc. a Nevada corporation, with its principal offices located at Suite 214, 5500 152nd Street, Surrey, British Columbia V35 559 (hereinafter referred to as “Maker”), promises to pay to the order of Tulip Group Investments, Limited, a B.V.I. company or its successors and permitted assigns (hereinafter referred to as “Purchaser”), the principal sum of FIVE MILLION FIVE HUNDRED THOUSAND U.S. DOLLARS (US $5,500,000) (the “Principal Amount”).

1. Payment. Unless the indebtedness represented by this non-negotiable, convertible promissory note (this “Note”) shall have been previously converted into equity securities of Maker or prepaid in accordance with the provisions hereof, all principal and accrued but unpaid interest underlying this Note shall be due and payable in full on June 12, 2011 (the “Maturity Date”). No payments of principal or interest shall be required hereunder until the Maturity Date except as provided in Section 5 (Events of Default) below.

1.1 Interest. This Note shall bear interest at a per annum rate of seven percent (7%) on the Principal Amount on a non-compounded basis, and, unless the Note is previously prepaid or converted and except as otherwise provided in Section 5 (Events of Default) below, shall be due and payable on the Maturity Date.

1.2 Optional Prepayment in Cash. Maker may prepay this Note in whole but not in part (an “Optional Prepayment”) by paying to Purchaser a sum of money equal to the Principal Amount outstanding at such time together with accrued but unpaid interest thereon (the “Prepayment Amount”) outstanding on the Prepayment Payment Date (as defined below). Maker shall deliver to Purchaser a written notice of prepayment (the “Notice of Prepayment”) specifying the date for such Optional Prepayment (the “Prepayment Payment Date”), which date shall be at least ten (10) business days after the date of the Notice of Prepayment (the “Prepayment Period”). During the Prepayment Period, the Purchaser may elect to convert any portion of the Prepayment Amount pursuant to Section 2 below, and any such amount elected to be converted shall be deducted from the Prepayment Amount payable by Maker to Purchaser.

2. Conversion.

2.1 Optional Conversion. Subject to the terms set forth in this Section 2, Purchaser shall have the right, but not the obligation, to convert all or any portion of the issued and outstanding Principal Amount and accrued but unpaid interest into (i) fully paid and non-assessable shares of the Maker’s Series C preferred stock, par value $10.00 per share (the “Series C Preferred Stock”) and (ii) fully paid and non-assessable shares of the Maker’s common stock, par value $.001 per share (the “Common Stock”) at the Fixed Preferred Conversion Price and Fixed Common Conversion Price, respectively (as such terms are defined below). For the avoidance of doubt, each dollar of Principal Amount and accrued but unpaid interest shall be converted into both Series C Preferred Stock and Common Stock. The shares of Series C Preferred Stock and Common Stock of Maker to be issued upon such conversion are herein referred to as the “Conversion Shares.” For purposes hereof, subject to Sections 2.4 and 2.5 hereof, the “Fixed Preferred Conversion Price” means $10.00 per share of Series C Preferred Stock, and the “Fixed Common Conversion Price” means $0.031 per share of Common Stock. The Certificate of Designation of Series C Preferred Stock shall be substantially in the form attached as Exhibit A (the “Series C Certificate of Designation”).

2.2 Mechanics of Purchaser’s Conversion. In the event that Purchaser elects to convert all or any portion of this Note, Purchaser shall give notice of such election by delivering an executed and completed notice of conversion in substantially the form of Exhibit B hereto (appropriately completed) (“Notice of Conversion”) to Maker. The date on which a Notice of Conversion is delivered to Maker in accordance with the provisions hereof shall be deemed the “Conversion Date”. Pursuant to the terms of the Notice of Conversion, Maker will issue instructions to the transfer agent and shall cause the transfer agent to transmit the certificates representing the Conversion Shares to Purchaser.

2.3 Conversion Mechanics. The number of shares of Series C Preferred Stock to be issued upon each conversion of this Note shall be determined by dividing that portion of the Principal Amount and accrued but unpaid interest to be converted by the Fixed Preferred Conversion Price. The number of shares of Common Stock to be issued upon each conversion of this Note shall be determined by dividing that portion of the Principal Amount and accrued but unpaid interest to be converted by the Fixed Common Conversion Price. For example, upon conversion of $5,500,000, with the Fixed Preferred Conversion Price and Fixed Common Conversion Price described in Section 2.1, Purchaser would receive 550,000 newly issued shares of Series C Preferred Stock and 177,419,355 shares of Common Stock.

2.4 Adjustment Provisions. The Fixed Common Conversion Price, Fixed Preferred Conversion Price, and number and kind of shares or other securities to be issued upon conversion determined pursuant to this Note shall be subject to adjustment from time to time upon the occurrence of certain events during the period that this conversion right remains outstanding, as follows:

(a) Reclassification. If Maker at any time shall, by reclassification or otherwise, change the Common Stock or Series C Preferred Stock into the same or a different number of securities of any class or classes, this Note, as to the unpaid Principal Amount and accrued but unpaid interest thereon which is convertible into Common Stock and Series C Preferred Stock, shall thereafter be deemed to evidence the right to purchase an adjusted number of such securities and kind of securities as would have been issuable as the result of such change with respect to the Common Stock or Series C Preferred Stock issuable pursuant to this Note immediately prior to such reclassification or other change.

(b) Stock Splits, Combinations and Dividends for Common Stock. If the shares of Common Stock are subdivided or combined into a greater or smaller number of shares of Common Stock, or if a dividend is paid on the Common Stock or any preferred stock issued by Maker in shares of Common Stock, the Fixed Common Conversion Price shall be proportionately reduced in case of subdivision of shares or stock dividend or proportionately increased in the case of combination of shares, in each such case by the ratio which the total number of shares of Common Stock outstanding immediately after such event bears to the total number of shares of Common Stock outstanding immediately prior to such event.

(c) Stock Splits, Combinations and Dividends for Preferred Stock. If the Series C Preferred Stock are subdivided or combined into a greater or smaller number of shares of preferred stock, or if a dividend is paid on any Common Stock or preferred stock issued by Maker in shares of preferred stock, the Fixed Preferred Conversion Price shall be proportionately reduced in case of subdivision of shares or stock dividend or proportionately increased in the case of combination of shares, in each such case by the ratio which the total number of shares of preferred stock outstanding immediately after such event bears to the total number of shares of preferred stock outstanding immediately prior to such event.

2.5 Adjustments for Certain Issuances.

(a)(1) Except as provided in Section 2.5(c) below, if and whenever Maker shall:

(A) issue or sell any shares of Common Stock for a consideration per share less than the Fixed Common Conversion Price in effect immediately prior to the time of such issue;

(B) issue, sell or grant any stock or security convertible into or exchangeable for Common Stock, (“Common Convertible Securities”) whether or not the right to convert or exchange such Common Convertible Securities is immediately exercisable, and the price per share for which the Common Stock is issuable upon the conversion or exchange of such Common Convertible Securities (determined by dividing (i) the sum of (x) the total amount, if any, received or receivable by the Company as consideration for the issue or sale of such Common Convertible Securities, plus (y) the aggregate amount of additional consideration, if any, payable to Maker upon the conversion or exchange of all such Common Convertible Securities, by (ii) the maximum number of shares of Common Stock issuable upon the conversion or exchange of all such Common Convertible Securities) shall be less than the Fixed Common Conversion Price in effect immediately prior to the time of the issue or sale of such Common Convertible Securities; or

(C) issue, sell or grant any warrants or other rights to subscribe for or to purchase, or any options for the purchase of, Common Stock or any Common Convertible Securities (such warrants, rights or options being called (“Common Options”), whether or not such Common Options are immediately exercisable, and the price per share for which the Common Stock is issuable upon the exercise of such Common Options (determined by dividing (i) the sum of (x) the total amount, if any, received or receivable by the Company as consideration for the issue, sale, or grant of such Common Options, plus (y) the aggregate amount of additional consideration, if any, payable to Maker upon the exercise of all such Common Options, plus (z), in the case of such Common Options to purchase Common Convertible Securities, the aggregate amount of additional consideration, if any, payable upon the conversion or exchange of such Common Convertible Securities, by (ii) the maximum number of shares of Common Stock issuable upon the exercise of such Common Options, or upon the conversion or exchange of all such Common Convertible Securities issuable upon the exercise of such Common Options)

, then and in each such case (a “Common Trigger Issuance”), effective as of the close of business on the effective date of the Common Trigger Issuance, the then-existing Fixed Common Conversion Price shall be adjusted immediately thereafter so that it shall equal the price determined by dividing (i) the sum of (x) the number of shares of Common Stock issued and outstanding immediately prior to the issuance of such securities multiplied by the Fixed Common Conversion Price plus (y) the aggregate consideration received for such securities (which, in the case of Common Options or Common Convertible Securities shall equal the product of the price per share determined in Section 2.5(a)(1)(B) or 2.5(a)(1)(C) above and the total number of shares of Common Stock issuable upon the conversion or exchange of such Common Convertible Securities, or the exercise of such Common Options, or upon the conversion or exchange of the maximum amount of such Common Convertible Securities issuable upon the exercise of such Common Options), by (ii) the number of shares of Common Stock issued and outstanding immediately after the issuance of such securities. Such adjustment shall be made successively whenever such an issuance is made.

(b)(1) Except as provided in Section 2.5(c) below, if and whenever Maker shall:

(A) issue or sell any shares of Series B Preferred Stock or Series C Preferred Stock for a consideration per share less than the Fixed Preferred Conversion Price in effect immediately prior to the time of such issue;

(B) issue, sell or grant any stock or security convertible into or exchangeable for Series B Preferred Stock or Series C Preferred Stock (“Preferred Convertible Securities”) whether or not the right to convert or exchange such Preferred Convertible Securities is immediately exercisable, and the price per share for which the Series B Preferred Stock or Series C Preferred Stock is issuable upon the conversion or exchange of such Preferred Convertible Securities (determined by dividing (i) the sum of (x) the total amount, if any, received or receivable by the Company as consideration for the issue or sale of such Preferred Convertible Securities, plus (y) the aggregate amount of additional consideration, if any, payable to Maker upon the conversion or exchange of all such Preferred Convertible Securities, by (ii) the maximum aggregate number of shares of Series B Preferred Stock or Series C Preferred Stock issuable upon the conversion or exchange of all such Preferred Convertible Securities) shall be less than the Fixed Preferred Conversion Price in effect immediately prior to the time of the issue or sale of such Preferred Convertible Securities; or

(C) issue, sell or grant any warrants or other rights to subscribe for or to purchase, or any options for the purchase of, Series B Preferred Stock, Series C Preferred Stock or any Preferred Convertible Securities (such warrants, rights or options being called (“Preferred Options”), whether or not such Preferred Options are immediately exercisable, and the price per share for which the Series B Preferred Stock or Series C Preferred Stock is issuable upon the exercise of such Preferred Options (determined by dividing (i) the sum of (x) the total amount, if any, received or receivable by the Company as consideration for the issue, sale, or grant of such Preferred Options, plus (y) the aggregate amount of additional consideration, if any, payable to Maker upon the exercise of all such Preferred Options, plus (z), in the case of such Preferred Options to purchase Preferred Convertible Securities, the aggregate amount of additional consideration, if any, payable upon the conversion or exchange of such Preferred Convertible Securities, by (ii) the maximum aggregate number of shares of Series B Preferred Stock or Series C Preferred Stock issuable upon the exercise of such Preferred Options, or upon the conversion or exchange of all such Preferred Convertible Securities issuable upon the exercise of such Preferred Options)

, then and in each such case (a “Preferred Trigger Issuance”), effective as of the close of business on the effective date of the Preferred Trigger Issuance, the then-existing Fixed Preferred Conversion Price shall be adjusted immediately thereafter so that it shall equal the price determined by dividing (i) the sum of (x) the aggregate number of shares of Series B Preferred Stock or Series C Preferred Stock issued and outstanding immediately prior to the issuance of such securities multiplied by the Fixed Preferred Conversion Price plus (y) the aggregate consideration received for such securities (which, in the case of Preferred Options or Preferred Convertible Securities shall equal the product of the price per share determined in Section 2.5(b)(1)(B) or 2.5(b)(1)(C) above and the total aggregate number of shares of Series B Preferred Stock or Series C Preferred Stock issuable upon the conversion or exchange of such Preferred Convertible Securities, or the exercise of such Preferred Options, or upon the conversion or exchange of the maximum amount of such Preferred Convertible Securities issuable upon the exercise of such Preferred Options), by (ii) the aggregate number of shares of Series B Preferred Stock or Series C Preferred Stock issued and outstanding immediately after the issuance of such securities. Such adjustment shall be made successively whenever such an issuance is made.

(b)(2) In the event the purchase price provided for in any Common Option or Preferred Option, the additional consideration, if any, payable upon the conversion or exchange of any Common Convertible Securities or Preferred Convertible Securities, or the rate at which Common Convertible Securities or Preferred Convertible Securities are convertible into or exchangeable for Common Stock, Series B Preferred Stock or Series C Preferred Stock shall change at any time (including, but not limited to, changes under or by reason of provisions designed to protect against dilution), the Fixed Common Conversion Price and/or Fixed Preferred Conversion Price, as applicable, in effect at the time of such event shall forthwith be readjusted to the Fixed Common Conversion Price and/or Fixed Preferred Conversion Price which would have been in effect at such time had such Common Options, Preferred Options, Common Convertible Securities, or Preferred Convertible Securities still outstanding provided for such changed purchase price, additional consideration or conversion rate, as the case may be, at the time initially granted, issued or sold, but only if as a result of such adjustment the Fixed Common Conversion Price and/or Fixed Preferred Conversion Price then in effect hereunder is thereby reduced.

(b)(3) The number of securities outstanding at any given time shall not include shares owned or held by or for the account of Maker or any of its subsidiaries, and the disposition of any such shares (other than the cancellation or retirement thereof) shall not be considered an issue or sale of securities for the purpose of this Section 2.5.

(c) Anything herein to the contrary notwithstanding, Maker shall not be required to make any adjustment under Section 2.5(a) and 2.5(b) in the case of the following issuances from and after the date hereof: (i) issuances upon the exercise of any Common Options, Preferred Options, Convertible Securities, or Preferred Convertible Securities granted, issued and outstanding on the date hereof unless the purchase price provided for in any Common Option or Preferred Option, the additional consideration, if any, payable upon the conversion or exchange of any Convertible Securities or Preferred Convertible Securities, or the rate at which Convertible Securities or Preferred Convertible Securities are convertible into or exchangeable for Common Stock, Series B Preferred Stock or Series C Preferred Stock shall change at any time, in which case such adjustments, if any, shall be governed by Section 2.5(b)(2); (ii) issuances upon the grant or exercise of any stock or options which may hereafter be granted or exercised under any employee benefit plan, stock option plan or restricted stock plan of Maker existing as of the date hereof, so long as the issuance of such stock or options is approved by the board of directors of Maker; (iii) issuances of securities as consideration for a merger or consolidation with, or purchase of assets or capital stock from, a non-affiliated third party or in connection with any strategic partnership or joint venture with a non-affiliated third party (the primary purpose of any such action is not to raise equity capital); (iv) shares of Common Stock or Series C Preferred Stock issuable upon the conversion of the Principal Amount and accrued but unpaid interest hereunder; (v)securities issued or issuable as a result of any stock split, combination, dividend, distribution, reclassification, exchange or substitution for which an equitable adjustment is provided for in Sections 2.4; (vi) securities issued or issuable with respect to any price adjustment provisions; (vii) notwithstanding Section 2.5(c)(ii) above, issuances upon the grant or exercise of any stock or options which may hereafter be granted or exercised by David Chessler in connection with his employment agreement with Maker; and (viii) securities issued (or issuable upon exercise, exchange or conversion of rights, options or warrants outstanding from time to time) which the Purchaser expressly elects in writing to treat as an excluded issuance hereunder (collectively, “Excluded Issuances”).

2.6 Effect of Adjustments.

(a) (1) Upon each adjustment of the Fixed Common Conversion Price as a result of the calculations made in Sections 2.4 or 2.5, this Note shall thereafter evidence the right to receive, at the adjusted Fixed Common Conversion Price, that number of shares of Common Stock (calculated to the nearest one hundredth) obtained by dividing (x) the Principal Amount and accrued but unpaid interest by (y) the Fixed Common Conversion Price in effect immediately after such adjustment of the Fixed Common Conversion Price; and (2) upon each adjustment of the Fixed Preferred Conversion Price as a result of the calculations made in Sections 2.4 or 2.5, this Note shall thereafter evidence the right to receive, at the adjusted Fixed Preferred Conversion Price, that number of shares of Series C Preferred Stock (calculated to the nearest one hundredth) obtained by dividing (x) the Principal Amount and accrued but unpaid interest by (y) the Fixed Preferred Conversion Price in effect immediately after such adjustment of the Fixed Preferred Conversion Price.

(b) Certificate as to Adjustments. In each case of any adjustment or readjustment in the shares of Common Stock or Series C Preferred Stock issuable on the conversion of this Note, Maker at its expense will promptly cause its Chief Financial Officer or other appropriate designee to compute such adjustment or readjustment in accordance with the terms of this Note and prepare a certificate setting forth such adjustment or readjustment and showing in detail the facts upon which such adjustment or readjustment is based, including a statement of (i) the consideration received or receivable by the Company for any additional shares of Common Stock, Series B Preferred Stock or Series C Preferred Stock (or other securities) issued or sold or deemed to have been issued or sold, (ii) the number of shares of Common Stock, Series B Preferred Stock or Series C Preferred Stock (or other securities) outstanding or deemed to be outstanding immediately prior to and after such adjustment or readjustment, and (iii) the Fixed Common Conversion Price, Fixed Preferred Conversion Price and the number of shares of Common Stock and Series C Preferred Stock to be received upon conversion of this Note, in effect immediately prior to such adjustment or readjustment and as adjusted or readjusted as provided in this Note. Maker will forthwith mail a copy of each such certificate to Purchaser.

2.7 Purchase Rights.

(a) If at any time the Maker grants, issues or sells any Common Stock, preferred shares, options or rights to purchase stock, warrants or securities pro rata to the record holders of the Maker’s Common Stock (the “Purchase Rights”), then Purchaser shall be entitled to acquire, upon the terms applicable in the Purchase Rights, the number of securities which Purchaser could have acquired if Purchaser had held the number of shares of Common Stock acquirable upon conversion of the Note immediately prior to the date on which a record is taken for the grant, issuance or sale of such Purchase Rights.

(b) If at any time the Maker grants, issues or sells any Common Stock, preferred shares, options or rights to purchase stock, warrants or other securities pro rata to the record holders of the Maker’s Series B Preferred Stock or Series C Preferred Stock (the “Preferred Purchase Rights”), then Purchaser shall be entitled to acquire, upon the terms applicable in the Preferred Purchase Rights, the number of securities which Purchaser could have acquired if Purchaser had held: (i) in the case of securities granted to record holders of the Maker’s Series B Preferred Stock, the amount of shares of Series B Preferred Stock equal to the number of shares of Series C Preferred Stock acquirable upon conversion of the Note immediately prior to the date on which a record is taken for the grant, issuance or sale of such Preferred Purchase Rights (subject to adjustment for any splits, combinations, dividends or the like); and (ii) in the case of securities granted to record holders of the Maker’s Series C Preferred Stock, the number of shares of Series C Preferred Stock acquirable upon conversion of the Note immediately prior to the date on which a record is taken for the grant, issuance or sale of such Preferred Purchase Rights (subject to adjustment for any splits, combinations, dividends or the like).

(c) If at any time the Maker grants, issues or sells any Common Stock, preferred shares, options or rights to purchase stock, warrants or other securities other than (i) pro rata to the record holders of the Maker’s Common Stock, Series B Preferred Stock or Series C Preferred Stock or (ii) upon conversion of any preferred shares, options or rights to purchase stock, warrants or other securities existing as of the date hereof (a “Subsequent Financing”), then Purchaser shall have the right to participate in each such Subsequent Financing to the extent specified herein. At least 15 calendar days prior to the scheduled closing of a Subsequent Financing, the Maker shall deliver to Purchaser a written notice of its intention to effect a Subsequent Financing (a “Subsequent Financing Notice”), which Subsequent Financing Notice shall describe in reasonable detail the proposed terms of such Subsequent Financing and the amount of proceeds intended to be raised thereunder. If, by the closing of business on or before the tenth day after Purchaser receives the Subsequent Financing Notice, the Maker receives a written notice from Purchaser informing the Maker of Purchaser’s desire to participate in the Subsequent Financing, the Purchaser shall thereafter have the right to purchase in the Subsequent Financing up to its “Pro Rata Portion” (as defined below) of the Common Stock, preferred shares, options or rights to purchase stock, warrants or other securities sold in the Subsequent Financing. In the event that the Maker changes the proposed terms of the Subsequent Financing after notifying Purchaser, the Maker must notify the Purchaser of the changed terms even if the Purchaser failed to respond to the earlier Subsequent Financing Notice and the Purchaser shall then have another fifteen day period to respond to such notice. The Maker may not close a Subsequent Financing without first complying with all of the terms of this provision and the Maker may not sell securities in a Subsequent Financing on terms and conditions that differ materially from those disclosed to Purchaser in a Subsequent Financing Notice. “Pro Rata Portion” means the ratio of: (x) the number of shares of Common Stock acquirable upon conversion of the Note at the time that the Subsequent Financing Notice was delivered, and (y) the sum of the number of shares of Common Stock then outstanding plus the number of shares of Common Stock issuable upon the exercise or conversion of all outstanding options and warrants, plus the number of shares of Common Stock acquirable upon conversion of the Note, in each case, at the time that the Subsequent Financing Notice was delivered. Notwithstanding the foregoing, Subsequent Financing shall not include any securities issued pursuant to an Excluded Issuance.

2.8 Warrants. On the date hereof, Maker shall issue a warrant (the “Warrant”) to Purchaser, granting the Purchaser the right to purchase up to 22,540,983 Common Shares at $0.122 per share, in the form attached hereto as Exhibit C.

2.9 Non-Negotiable. Purchaser shall not have the right to pledge or transfer this Note; provided that with the prior written consent of Maker, Purchaser may transfer this Note to an affiliate. For purposes of this Section 2.9, an “affiliate” of Purchaser means any entity which, directly or indirectly, controls, is controlled by, or is under common control with Purchaser.

2.10 Representations and Warranties of Purchaser. Purchaser hereby represents and warrants to Maker that:

(a) Due Authorization. The execution, deliver and performance by Purchaser of this Note and the Security Agreement have been duly authorized by all necessary action.

(b) No Conflict. The execution, delivery, and performance by Purchaser of this Note and the Security Agreement do not and will not (i) violate any provision of federal, state, or local law or regulation (including Regulations T, U, and X of the Federal Reserve Board) applicable to Purchaser, the organizational documents of Purchaser, or any order, judgment, or decree of any court or other governmental authority binding on Purchaser, (ii) conflict with, result in a breach of, or constitute (with due notice or lapse of time or both) a default under any material contractual obligation or material lease of Purchaser, (iii) result in or require the creation or imposition of any lien of any nature whatsoever upon any properties or assets of Purchaser, other than permitted liens, (iv) require any approval of stockholders or any approval or consent of any person under any material contractual obligation of Purchaser or (v) require any registration with, consent, or approval of, or notice to, or other action with or by, any federal, state, foreign or other governmental authority.

(c) Enforceability. This Note and the Security Agreement, and all other documents contemplated hereby and thereby, when executed and delivered by Purchaser will be the legally valid and binding obligations of Purchaser, enforceable against Purchaser in accordance with their respective terms, except as enforcement may be limited by equitable principles of bankruptcy, insolvency, reorganization, moratorium or similar laws relating to or limiting creditors’ rights generally.

(d) Securities Not Registered. Purchaser is acquiring the Note, the Warrant, and upon conversion, the Conversion Shares (collectively, the “Securities”) for its own account, not as an agent or nominee, and not with a view to, or for sale in connection with, any distribution thereof in violation of applicable securities laws. By executing this Agreement, Purchaser further represents that Purchaser does not have any present contract, undertaking, understanding or arrangement with any person to sell, transfer or grant participations to such persons or any third person, with respect to the Securities.

(e) Access to Information. Maker has made available to Purchaser the opportunity to ask questions of and to receive answers from Maker’s officers, directors and other authorized representatives concerning Maker and its business and prospects, and Purchaser has been permitted to have access to all information which it has requested in order to evaluate the merits and risks of the purchase of its Shares pursuant to this Note.

(f) Investment Experience. Purchaser acknowledges that it is able to fend for itself, can bear the economic risk of its investment, and has such knowledge and experience in financial and business matters that it is capable of evaluating the merits and risks of the purchase of the Securities.

(g) No Brokers or Finders. Purchaser has incurred no liability for commissions or other fees to any finder or broker in connection with the transactions contemplated by this Note, the cost of which is in any part the liability of or payable by Maker.

(h) Regulation D. Purchaser is an “accredited investor” as defined in Rule 501 under the Securities Act. In the normal course of business, Purchaser invests in or purchases securities similar to the Securities and has such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of purchasing the Securities. Purchaser is not a registered broker dealer or an affiliate of any broker or dealer registered under Section 15(a) of the Exchange Act, or a member of the Financial Industry Regulatory Authority or a person engaged in the business of being a broker dealer.

(i) Unregistered. Purchaser has been advised that (i) the Securities have not been and will not be registered under the Securities Act of 1933, as amended (the “Securities Act”) or other applicable securities laws, (ii) the Securities may need to be held indefinitely, and Purchaser must continue to bear the economic risk of the investment in the Securities unless the Securities are subsequently registered under the Securities Act or an exemption from such registration is available, (iii) when and if the Securities may be disposed of without registration in reliance on Rule 144 promulgated under the Securities Act, Purchaser must deliver an opinion of counsel to Maker reasonably acceptable to the Company in form, substance and scope to the effect that the Securities may be sold or transferred under an exemption from such registration, and (iv) if the Rule 144 exemption is not available, disposal without registration will require compliance with an exemption under the Securities Act.

(j) No Advertisement. Purchaser acknowledges that the offer and sale of the Note and the Warrant was not accomplished by the publication of any advertisement.

(k) No Review. Purchaser understands that no board or panel, court or governmental department, commission, bureau, agency or instrumentality, domestic or foreign, has passed upon or made any recommendation or endorsement of the Securities.

(l) Restrictive Legend. Purchaser understands that the Conversion Shares shall bear a restrictive legend in substantially the following form:

THESE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR UNDER APPLICABLE STATE LAW AND MAY NOT BE OFFERED FOR SALE, SOLD, TRANSFERRED OR PLEDGED UNLESS COVERED BY AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT, AND ANY APPLICABLE STATE LAW, A TRANSFER MEETING THE REQUIREMENTS OF RULE 144 OF THE SECURITIES AND EXCHANGE COMMISSION, OR (IF REASONABLY REQUIRED BY THE COMPANY) AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY THAT ANY SUCH TRANSFER IS EXEMPT FROM SUCH REGISTRATION.

3. Security. As security for the prompt and complete payment and performance of Maker’s obligations under this Note, Maker hereby pledges and grants to Purchaser a senior security interest, subject only the liens listed on Exhibit D, in all of its right, title and interest, whether now existing or hereafter arising or acquired, in and to any and all of its assets, wherever located, and shall cause each of its subsidiaries to pledge and grant to Purchaser a senior security interest subject only to the liens listed on Exhibit D, in all of its assets.

3.1 Security Agreement. Maker shall execute that certain Security Agreement attached hereto as Exhibit E (the “Security Agreement”).

3.2 Intercreditor Agreement. That certain Intercreditor Agreement, dated as of April 30, 2008 (the “Intercreditor Agreement”), by and among Valerie Woods, as administrator for the estate of Douglas J. Wood, an individual (“Wood”), Hansen, Inc., a Pennsylvania corporation (“Hansen”, and together with Wood, the “Guarantors”) and Great White Shark Enterprises LLC, a Florida limited liability company (“GWSE”) shall be amended as of the date hereof in the form attached hereto as Exhibit F to add Purchaser as a party thereto and shall provide that Purchaser’s security interest shall rank pari passu with the security interests of the parties thereto.

4. Representations and Warranties. In order to induce Purchaser to enter into this Note, Maker makes the following representations and warranties which shall be true, correct and complete in all respects as of the date hereof:

4.1 Due Organization. Maker is duly organized and existing and in good standing under the laws of the jurisdiction of its incorporation and qualified and licensed to do business in, and in good standing in, any state where the failure to be so licensed or qualified reasonably could be expect to have a material adverse change on the business of Maker.

4.2 Due Authorization; No Conflict.

(a) The execution, delivery, and performance by Maker of this Note and the execution, delivery and performance by Maker and each of its subsidiaries of the Security Agreement have been duly authorized by all necessary corporate action.

(b) The execution, delivery, and performance by Maker of this Note and the execution, delivery and performance by Maker and each of its subsidiaries of the Security Agreement do not and will not (i) violate any provision of federal, state, or local law or regulation (including Regulations T, U, and X of the Federal Reserve Board) applicable to Maker or any of its subsidiaries, the organizational documents of Maker or any of its subsidiaries, or any order, judgment, or decree of any court or other governmental authority binding on Maker or any of its subsidiaries, (ii) conflict with, result in a breach of, or constitute (with due notice or lapse of time or both) a default under any material contractual obligation or material lease of Maker or any of its subsidiaries, (iii) result in or require the creation or imposition of any lien of any nature whatsoever upon any properties or assets of Maker or any of its subsidiaries, other than permitted liens, or (iv) require any approval of stockholders or any approval or consent of any person under any material contractual obligation of Maker or any of its subsidiaries.

(c) Other than the filing of appropriate financing statements, the execution, delivery, and performance by Maker of this Note and the execution, delivery and performance by Maker and each of its subsidiaries of the Security Agreement do not and will not require any registration with, consent, or approval of, or notice to, or other action with or by, any federal, state, foreign, or other governmental authority or other person.

(d) This Note and Security Agreement, when executed and delivered by Maker or any of its subsidiaries will be the legally valid and binding obligations of Maker or such subsidiary, as applicable, enforceable against Maker or such subsidiary in accordance with their respective terms, except as enforcement may be limited by equitable principles or by bankruptcy, insolvency, reorganization, moratorium, or similar laws relating to or limiting creditors’ rights generally.

4.3 Litigation. Except as set forth on Schedule 4.3 attached hereto, There are no actions or proceedings pending by or against Maker before any court or administrative agency and Maker does not have knowledge or belief of any pending, threatened, or imminent litigation, governmental investigations, or claims, complaints, actions, consent decrees, or prosecutions involving Maker, except for matters arising after the date hereof that, if decided adversely to Maker, reasonably could not be expected to result in a material adverse change on the business of Maker.

4.4 Financial Condition. No bankruptcy, reorganization, insolvency or similar proceeding under any state or federal law with respect to Maker has been initiated. No transfer of property is being made by Maker and no obligation is being incurred by Maker in connection with the transactions contemplated by this Note or the Security Agreement with the intent to hinder, delay or defraud either present or future creditors.

4.5 Liens and Encumbrances. Except as set forth on Exhibit D and other than security interests in favor of Purchaser, each of Maker and its subsidiaries is lawfully possessed and the sole owner of its assets free and clear of any security interest, lien or encumbrance of any kind or character, legal or equitable.

4.6 Licenses. Each of Maker and its subsidiaries has and is current and in good standing with respect to all approvals, permits, licenses, certificates, inspections, consents and franchises necessary to conduct its business as heretofore conducted by it and to own or lease and operate the properties now owned or leased by it.

4.7 Taxes. Maker has duly filed all federal, state, and other tax returns which are required by law to be filed by it and has paid all taxes and assessments payable by it which have become due, except for tax returns for which Maker has secured extensions to file and those contested in good faith.

4.8 Location of Assets. All of the material assets of Maker and its subsidiaries are located and maintained at the location(s) set forth on Schedule 2 and have been located at such location(s) for the 4-month period ending on the date hereof, or in the case of collateral acquired by Maker during the 4-month period ending as of the date hereof, for the entire time such collateral has been in the possession of Maker.

4.9 Use of Proceeds. The proceeds of the loan from Purchaser to Maker shall be used to finance the working capital and general business needs of Maker.

4.10 True and Correct Disclosure. All factual information heretofore or contemporaneously furnished by or on behalf of Maker or any of its subsidiaries to Purchaser is, and all other such factual information hereafter furnished by or on behalf of Maker or any of its subsidiaries to Purchaser will be true and accurate in all material respects on the date as of which such information is provided and not incomplete by omitting to state any material fact necessary to make such information not misleading at such time in light of circumstances under which such information was provided. There is no fact known to Maker which could reasonably be expected to have a material adverse effect, which has not been disclosed herein or in such other information furnished to Purchaser.

5. Covenants. Maker agrees that, so long as any amount remains unpaid on this Note:

5.1 No Liens of Encumbrances. Other than those existing on the date hereof, Maker and each of its subsidiaries will not pledge, mortgage or otherwise encumber, or permit to exist any lien, security interest or charge upon, any assets or property of any kind or character at any time owned by Maker or its subsidiaries without the prior written consent of Purchaser, which shall not be unreasonably withheld; provided, however, that nothing in this Section 5.1 shall operate to prevent liens, pledges in connection with workmen’s compensation, taxes, assessments, statutory obligations or other similar charges, provided, in each case that the obligation or liability arises in the ordinary course of business and is not overdue, or if overdue, is being contested in good faith by appropriate proceedings.

5.2 No Other Indebtedness Except for indebtedness set forth in Exhibit D, indebtedness less than $1,000,000 in the aggregate incurred after the date hereof and indebtedness subordinated in all respects to the rights of Purchaser, Maker will not issue, incur, assume, create or have outstanding any indebtedness for borrowed money without the consent of Purchaser, which shall not be unreasonably withheld; provided, however, that nothing in this Section 5.2 shall restrict or operate to prevent (a) the indebtedness of Maker owing to the parties set forth on Exhibit D; (b) trade indebtedness incurred by Maker in the ordinary course of business; or (c) indebtedness expressly subordinated to Purchaser.

5.3 Equity Repurchase. Maker shall not: (i) redeem, retire, purchase or otherwise acquire, directly or indirectly, any of its Common Stock, Series B Preferred Stock, Series C Preferred Stock, or other equity securities; or (ii) establish a new class of securities senior in priority to the Series C Preferred Stock (other than through the Series C Preferred Stock Certificate of Designation).

5.4 Payment of Taxes. Maker shall duly pay and discharge all taxes, rates, assessments, fees and governmental charges upon or against it or against its properties, in each case before the same become delinquent and before penalties accrue thereon, unless and to the extent that the same are being contested in good faith and by appropriate proceedings.

5.5 Reporting. Until the Principal Amount and accrued but unpaid interest has been paid in full or converted into shares of Common Stock and Series C Preferred Stock pursuant to Section 2 hereof, Maker shall furnish to Purchaser and its duly authorized representatives such information respecting the business and financial condition of Maker and its subsidiaries as Purchaser may reasonably request from time to time, and shall permit Purchaser from time to time during normal business hours to examine, inspect, make extracts from books and records of Maker (whether at Maker’s place of business or elsewhere) and make such other investigations as Maker may deem necessary or appropriate. Maker shall furnish to Purchaser: (i) copies of all financial reports and certificates which Maker may deliver to its principal financial lender at the same time as such reports or certificates are delivered to such lender; (ii) as soon as available and in any event within 30 days following the final day of each calendar month, the balance sheet, profit and loss statement and statement of cash flows of Maker for such month, all as prepared by Maker’s management an certified to Purchaser by Maker’s president or chief financial officer; and (iii) as soon as available and in any event within 180 days following the final day of each fiscal year, the balance sheet, profit and loss statement and statement of cash flows of Maker for such fiscal year, all as prepared by Maker’s management and certified to Purchaser by Maker’s president or chief financial officer.

5.6 Observer. In the event Purchaser designates an observer to the board of directors, Maker shall permit such designee to observe any and all meetings of the board of directors of Maker, and shall provide such designee with all notices, materials, and information provided to members of the board of directors in connection with such meetings. Maker acknowledges that Purchaser make appoint, remove, and reappoint such designee in its sole discretion. Purchaser acknowledges that the board of directors of Maker may exclude Purchaser’s observer from its deliberations if it determines in its reasonable judgment that a conflict or other similar circumstance exists.

6. Events of Default. On the happening of any of the following events, each of which will constitute an event of default under this Note, all liabilities of Maker to Purchaser shall become immediately due and payable: (i) failure of Maker to cure any payment default under this Note within ten (10) days following the due date thereof; (ii) failure of Maker or any of its subsidiaries to cure any other material breach of any agreement or obligation under this Note or the Security Agreement within thirty (30) days of notice thereof from Purchaser to Maker; (iii) the issuance of any Series C Preferred Shares to any party except Purchaser or its affiliates or designees, (iv) the amendment or revocation of the Series C Certificate of Designation without Purchaser’s prior written consent, which shall not be unreasonably withheld, (v) dissolution of Maker; (vi) filing of any petition in bankruptcy by or against Maker; or (vii) application for appointment of a receiver for, or making of a general assignment for the benefit of creditors by, Maker. Upon the occurrence of any event of default that has not been expressly waived by Purchaser, upon written notice from Purchaser, all principal amounts shall be then due shall bear interest at the default rate of interest equal to the lower of twelve percent (12%) per annum and the highest rate then allowed under the laws of the State of Nevada, from and including the date of such default and until such time as the obligations hereunder shall have been satisfied. Purchaser may waive any event of default before or after the event of default has been declared without impairing its right to declare a subsequent event of default under this Note.

7. Successors and Assigns. This Note applies to, inures to the benefit of, and binds all parties hereto, their heirs, legatees, devisees, administrators, executors, successors and assigns. In this Note, whenever the context so requires, the masculine gender includes the feminine and/or neuter, and the singular number includes the plural.

8. Waiver of Presentment. Maker hereby expressly waives presentment, demand of payment, notice of nonpayment, protest and notice of protest of this Note, and all exemptions. Maker shall pay all costs, fees and expenses (including, without limitation, attorney’s fees) incurred by Purchaser in any way in connection with enforcement of this Note, including, without limitation, any insolvency, bankruptcy, reorganization, arrangement or other similar proceeding involving Maker which in any way affects Purchaser’s rights and remedies under this Note. Such costs, fees and expenses shall be paid by Maker whether or not any suit or legal proceeding is actually commenced.

9. Governing Law, Jurisdiction and Venue. Maker hereby expressly consents to personal jurisdiction in the State of Nevada for the purpose of litigating any claims, disputes or other controversies, of any nature whatsoever, related to this Note. This Note shall be construed and enforced in accordance with the laws of the State of Nevada without regard to its conflicts of laws principles. The exclusive jurisdiction and venue to hear and determine any claim, dispute or other controversy, of any nature whatsoever, related to this Note shall be the appropriate federal or state judicial forum located in Clark County, State of Nevada.

10. Maximum Lawful Interest. Notwithstanding any provision contained in this Note, Purchaser shall not be entitled to receive, collect or apply as interest on this Note any amount in excess of the highest lawful rate permissible under any law which a court of competent jurisdiction may deem applicable hereto. If Purchaser ever receives, collects or applies as interest any such excess, the amount that would be excessive interest shall be deemed to be a partial payment of principal and treated hereunder as such, and, if the principal balance of this Note is paid in full, any remaining excess shall promptly be paid to Maker.

11. Modification and Amendment. This Note may not be modified or amended except by an amendment, in writing, executed by all parties hereto.

12. Time. Time is of the essence in this Note and each and every provision hereof.

13. Construction. This Note shall be deemed to have been jointly drafted by the parties hereto. Every term and provision of this Note shall be construed simply according to its fair meaning and not strictly for or against any party hereto.

14. Severability. If any term, condition or provision of this Note shall be deemed invalid or unenforceable by a court of competent jurisdiction, that term, condition or provision shall be deemed severed from this Note and the remainder of the terms, conditions and provisions of this Note shall remain valid, enforceable and in full force and effect to the fullest extent permitted by law.

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IN WITNESS WHEREOF, Maker and Purchaser have executed this Note to be effective as of June 12, 2008.

“PURCHASER” TULIP GROUP INVESTMENTS, LIMITED a B.V.I. Company		“MAKER” GPS INDUSTRIES, INC. a Nevada corporation
By:		By:
	Name:		Name:
	Its:		Its: